Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA Corporation Reports Fiscal 2022 Second Quarter Results

•Total revenues were $2.35 billion, above the midpoint of the range of guidance;
•GAAP diluted EPS attributable to KLA was $4.71 and non-GAAP diluted EPS attributable to KLA was $5.59, each within the range of guidance;
•Cash flow from operating activities and free cash flow were $810.8 million and $745.9 million, respectively;
•Capital returns were $589.0 million with $159.1 million in dividends paid and $429.9 million in share repurchases.

MILPITAS, Calif., January 27, 2022 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its second quarter of fiscal year 2022, which ended on December 31, 2021, and reported GAAP net income attributable to KLA of $717.4 million and GAAP earnings per diluted share attributable to KLA of $4.71 on revenue of $2.35 billion.

“KLA’s December quarter and calendar 2021 performance exceeded our expectations in a demanding and challenging environment. Our results underscore the importance of our products and solutions in the marketplace, consistent execution by our global teams, and technology leadership and innovation that is guided by the KLA Operating Model,” commented Rick Wallace, president and chief executive officer of KLA Corporation. “In addition to outperforming our 2023 long-term target model and demonstrating strong earnings leverage, KLA returned $2 billion in capital to shareholders during calendar 2021 via both dividends and stock repurchases.”

GAAP Results
	Q2 FY 2022	Q1 FY 2022	Q2 FY 2021
Total Revenue	$2,353 million	$2,084 million	$1,651 million
Net Income Attributable to KLA	$717 million	$1,068 million	$457 million
Net Income per Diluted Share Attributable to KLA	$4.71	$6.96	$2.94

Non-GAAP Results
	Q2 FY 2022	Q1 FY 2022	Q2 FY 2021
Net Income Attributable to KLA	$851 million	$712 million	$504 million
Net Income per Diluted Share Attributable to KLA	$5.59	$4.64	$3.24
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2022 second quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Third Quarter Fiscal 2022 Guidance
The following details our guidance for the third quarter of fiscal 2022 ending in March:
•Total revenues between $2,100 million to $2,300 million
•GAAP gross margin is expected to be in a range of 59.5% to 61.7%
•Non-GAAP gross margin is expected to be in a range of 61.5% to 63.5%
•GAAP diluted EPS attributable to KLA is expected to be in a range of $4.09 to $4.99
•Non-GAAP diluted EPS attributable to KLA in a range of $4.35 to $5.25
Note that any impact from acquisitions that have not closed as of December 31, 2021 are not included in these estimates. For additional guidance metrics please see the company’s published Letter to Shareholders and earnings slides on the KLA investor relations website.

About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending March 31, 2022 are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract and retain key personnel; cybersecurity threats, cyber incidents affecting our and our service providers’ systems and networks and our ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA Corporation’s Annual Report on Form 10-K for the year ended June 30, 2021, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA Corporation assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,657,057	$1,434,610
Marketable securities	1,153,404	1,059,912
Accounts receivable, net	1,728,376	1,305,479
Inventories	1,829,412	1,575,380
Other current assets	333,226	320,867
Total current assets	6,701,475	5,696,248
Land, property and equipment, net	717,178	663,027
Goodwill	2,042,794	2,011,172
Deferred income taxes	662,854	270,461
Purchased intangible assets, net	1,104,991	1,185,311
Other non-current assets	450,945	444,905
Total assets	$11,680,237	$10,271,124
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$379,875	$342,083
Deferred system revenue	432,854	295,192
Deferred service revenue	307,250	284,936
Short-term debt	20,000	20,000
Other current liabilities	1,636,119	1,161,016
Total current liabilities	2,776,098	2,103,227
Long-term debt	3,424,106	3,422,767
Deferred tax liabilities	679,688	650,623
Deferred service revenue	102,776	87,575
Other non-current liabilities	650,813	631,290
Total liabilities	7,633,481	6,895,482
Stockholders’ equity:
Common stock and capital in excess of par value	2,181,025	2,175,988
Retained earnings	1,943,981	1,277,123
Accumulated other comprehensive loss	(76,479)	(75,557)
Total KLA stockholders' equity	4,048,527	3,377,554
Non-controlling interest in consolidated subsidiaries	(1,771)	(1,912)
Total stockholders’ equity	4,046,756	3,375,642
Total liabilities and stockholders’ equity	$11,680,237	$10,271,124

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share amounts)	2021	2020	2021	2020
Revenues:
Product	$1,895,769	$1,238,023	$3,525,657	$2,383,518
Service	456,861	412,847	910,811	805,972
Total revenues	2,352,630	1,650,870	4,436,468	3,189,490
Costs and expenses:
Costs of revenues	908,162	669,733	1,721,786	1,290,295
Research and development	265,031	229,064	523,184	448,102
Selling, general and administrative	213,479	181,909	406,740	354,540
Interest expense	37,852	38,880	76,164	78,266
Other expense (income), net	1,201	3,882	15,341	7,079
Income before income taxes	926,905	527,402	1,693,253	1,011,208
Provision (benefit) for income taxes	209,388	70,419	(92,749)	134,083
Net income	717,517	456,983	1,786,002	877,125
Less: Net income (loss) attributable to non-controlling interest	73	(268)	141	(693)
Net income attributable to KLA	$717,444	$457,251	$1,785,861	$877,818
Net income per share attributable to KLA:
Basic	$4.74	$2.96	$11.77	$5.67
Diluted	$4.71	$2.94	$11.68	$5.62
Weighted-average number of shares:
Basic	151,251	154,273	151,791	154,777
Diluted	152,331	155,560	152,886	156,057

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended December 31,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income	$717,517	$456,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,545	84,257
Unrealized foreign exchange (gain) loss and other	6,089	(5,663)
Stock-based compensation expense	27,766	26,827
Deferred income taxes	56,742	(24,540)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(264,331)	(190,189)
Inventories	(101,701)	(26,215)
Other assets	(2,430)	(31,850)
Accounts payable	(1,289)	8,039
Deferred system revenue	112,387	21,038
Deferred service revenue	28,556	2,215
Other liabilities	145,947	240,179
Net cash provided by operating activities	810,798	561,081
Cash flows from investing activities:
Proceeds from sale of assets	—	741
Capital expenditures	(64,901)	(59,144)
Purchases of available-for-sale securities	(261,840)	(260,227)
Proceeds from sale of available-for-sale securities	25,838	57,563
Proceeds from maturity of available-for-sale securities	194,539	163,492
Purchases of trading securities	(35,446)	(16,741)
Proceeds from sale of trading securities	34,751	18,424
Proceeds from other investments	795	—
Net cash used in investing activities	(106,264)	(95,892)
Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	—	40,343
Common stock repurchases	(429,874)	(177,492)
Payment of dividends to stockholders	(159,129)	(139,584)
Issuance of common stock	36,912	26,356
Tax withholding payments related to vested and released restricted stock units	(5,755)	(11,000)
Net cash used in financing activities	(557,846)	(261,377)
Effect of exchange rate changes on cash and cash equivalents	805	11,834
Net increase in cash and cash equivalents	147,493	215,646
Cash and cash equivalents at beginning of period	1,509,564	1,215,820
Cash and cash equivalents at end of period	$1,657,057	$1,431,466
Supplemental cash flow disclosures:
Income taxes paid	$169,411	$59,764
Interest paid	$37,054	$36,925
Non-cash activities:
Accrued purchase of land, property and equipment - investing activities	$18,504	$25,987
Contingent consideration (receivable) payable - financing activities	$1,853	$(5,761)
Dividends payable - financing activities	$1,954	$1,661
Unsettled common stock repurchase - financing activities	$5,999	$6,000

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2021	2020	2021	2020
Revenues:
Semiconductor Process Control	$2,052,202	$1,380,184	$3,831,285	$2,648,138
Specialty Semiconductor Process	112,738	90,587	214,767	179,540
PCB, Display and Component Inspection	187,977	179,267	390,785	360,444
Other	—	449	—	590
Total revenues for reportable segments	2,352,917	1,650,487	4,436,837	3,188,712
Corporate allocation and effects of foreign exchange rates	(287)	383	(369)	778
Total revenues	$2,352,630	$1,650,870	$4,436,468	$3,189,490

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Six Months Ended
(In thousands, except per share amounts)		December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP net income attributable to KLA		$717,444	$1,068,417	$457,251	$1,785,861	$877,818
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	54,339	60,168	53,099	114,507	103,574
Restructuring, severance and other charges	b	—	125	3,960	125	7,213
Income tax effect of non-GAAP adjustments	c	(16,758)	(19,684)	(17,552)	(36,442)	(34,565)
Discrete tax items	d	96,016	(397,000)	7,381	(300,984)	24,868
Non-GAAP net income attributable to KLA		$851,041	$712,026	$504,139	$1,563,067	$978,908
GAAP net income per diluted share attributable to KLA		$4.71	$6.96	$2.94	$11.68	$5.62
Non-GAAP net income per diluted share attributable to KLA		$5.59	$4.64	$3.24	$10.22	$6.27
Shares used in diluted shares calculation		152,331	153,410	155,560	152,886	156,057

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended December 31, 2021
Costs of revenues	$41,115	$—	$41,115
Selling, general and administrative	13,224	—	13,224
Total in three months ended December 31, 2021	$54,339	$—	$54,339
Three Months Ended September 30, 2021
Costs of revenues	$41,115	$—	$41,115
Research and development	5,962	—	5,962
Selling, general and administrative	13,091	—	13,091
Other expense (income), net	—	125	125
Total in three months ended September 30, 2021	$60,168	$125	$60,293
Three Months Ended December 31, 2020
Costs of revenues	$38,738	$765	$39,503
Research and development	—	1,432	1,432
Selling, general and administrative	14,361	2,450	16,811
Other expense (income), net	—	(687)	(687)
Total in three months ended December 31, 2020	$53,099	$3,960	$57,059

Free Cash Flow Reconciliation

	Three Months Ended December 31,
(In thousands)	2021	2020
Net cash provided by operating activities	$810,798	$561,081
Capital expenditures	(64,901)	(59,144)
Free cash flow	$745,897	$501,937
Third Quarter Fiscal 2022 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending March 31, 2022
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA (1)		$4.09	$4.99
Acquisition-related charges (1)	a	0.37	0.37
Income tax effect of non-GAAP adjustments	c	(0.11)	(0.11)
Non-GAAP net income per diluted share attributable to KLA		$4.35	$5.25
Shares used in net income per diluted share calculation		151.4	151.4

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending March 31, 2022
		Low	High
GAAP gross margin (1)		59.5%	61.7%
Acquisition-related charges (1)	a	2.0%	1.8%
Non-GAAP gross margin		61.5%	63.5%

(1) Any impacts from acquisitions that have not closed as of December 31, 2021 are not included in these estimates
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and Free Cash Flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, acceleration of certain stock-based compensation arrangements, and other exit costs.
c.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
d.Discrete tax items in the three months ended December 31, 2021 consist primarily of a tax expense of $163.7 million from an increase in deferred tax liabilities on unremitted foreign earnings due to a change in tax law, partially offset by a net benefit of $69.2 million from an internal restructuring. Discrete tax items in the three months ended September 30, 2021 primarily relate to a one-time tax benefit of $394.5 million resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates. Discrete tax items in the six months ended December 31, 2021 are the aggregate of the aforementioned discrete tax items. Discrete tax items in the three months ended December 31, 2020 consist primarily of a tax expense of $4.0 million from an internal restructuring. Discrete tax items in the six months ended December 31, 2020 include a tax expense of $14.0 million due to an increase in deferred tax liability on purchased intangibles relating to an increase in the United Kingdom statutory income tax rate as well as a $4.0 million tax expense from an internal restructuring.